EXHIBIT  10.7

                              EMPLOYMENT AGREEMENT


          This Agreement is made and entered into as of April 1, 2000, between AIR METHODS CORPORATION, a Delaware corporation (the "Company"), and Neil M. Hughes (the "Executive").


                                    RECITALS

          The Company desires to employ the Executive as Vice President-Air Medical Services Division, and the Executive desires to be employed by the Company, upon the terms and conditions set forth in this Agreement.

          In consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    AGREEMENT

     1.   Employment;  Position;  Term.  The  Company  hereby  employs  the
          ----------------------------
Executive, and the Executive hereby accepts employment with the Company, in the capacity of Vice President-Air Medical Services Division. Subject to Section 4, the term of the Executive's employment under this Agreement shall be for one (1) year, beginning April 1, 2000. The term of this Agreement shall be extended for successive one-year periods on April 1 of each year beginning April 1, 2001, unless on or before February 1, prior to any such renewal date, the Company or the Executive provides written notice to the other of its intention not to renew.

     2.   Duties,  Responsibilities  and  Authority.  In  his  capacity  as
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Vice  President-Air  Medical Services Division, the Executive shall have primary responsibility for all operations and functions of the Air Medical Services Division, and shall perform such other duties as are prescribed by applicable law and the Company's bylaws for the office which the Executive shall hold pursuant to this Agreement, all of which duties shall be conducted in accordance with policies established by the Company's board of directors (the "Board"). In his capacity as Vice President-Air Medical Services Division, the Executive shall report to the Chief Executive Officer and be subject to the additional direction and control of the Board. The Executive shall devote his full professional and managerial time and effort to the performance of his duties as Vice President-Air Medical Services Division of the Company and he shall not engage in any other business activity or activities which, in the mutual judgment of the Executive and the Board, do, in fact, conflict with the performance of his duties under this Agreement.

     3.   Compensation.
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          (a)  Salary.  For  services  rendered  under  this  Agreement,  the
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Company  shall  pay the Executive a salary of $162,000 per annum beginning April
1,  2000.

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          (b)  Annual  Review. The  Executive's  salary  will  not  be  reviewed
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during  the initial one-year term of the Agreement. The Executive's first salary review shall be for the period ending March 31, 2001, and, as appropriate, his salary shall be adjusted effective April 1, 2001 and shall be reviewed annually thereafter during the term of this Agreement.

          (c)  Stock  Options.  The  Executive  may  participate in stock option
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programs  of  the  Company  in  accordance with the policies applicable to other officers of the Company, upon such terms as the administrators of such programs in their discretion determine.

          (d)  Benefits  and  Vacation.  The  Executive  shall  be  eligible  to
               -----------------------
participate in such insurance programs (health, disability, or life) or such other health, dental, retirement, or similar employee benefits programs as the Board may approve, on a basis comparable to that available to other officers and executive employees of the Company. The Executive shall be entitled to four (4) weeks of paid vacation per year. Vacation time may be accumulated for one (1) year beyond the year for which it is accrued and used any time during such year, but any vacation time not used during such additional year shall be forfeited. The value of any accrued but unused vacation time shall be paid in cash to the Executive upon termination of his employment for any reason.

          (e)  Reimbursement  of  Expenses.  The  Company  shall  reimburse  the
               ---------------------------
Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with the business of the Company and in the performance of his duties under this Agreement upon the Executive's presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

     4.   Termination.  Either  party  may  terminate  the  Executive's
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employment  under  this Agreement, without cause, upon ninety (90) days' written advance notice to the other party, but subject to the provisions of Section 7 hereof. The Company may terminate the Executive's employment for "Cause" (as hereinafter defined) immediately upon written notice stating the basis for such termination. "Cause" for termination of the Executive's employment shall only be deemed to exist if the Executive has breached this Agreement and if such breach continues or recurs more than 30 days after notice from the Company specifying the action which constitutes the breach and demanding its discontinuance, exhibited willful disobedience of reasonable directions of the Board, or committed gross malfeasance in performance of his duties hereunder or acts resulting in an indictment charging the Executive with the commission of a felony; provided that the commission of acts resulting in such an indictment shall constitute Cause only if a majority of the directors who are not also subject to any such indictment determine that the Executive's conduct has substantially adversely affected the Company or its reputation. A material failure to perform his duties hereunder that results from the disability of the Executive shall not be considered Cause for his termination.

     5.   Disability.  If  the  Executive  shall  be  prevented  by  illness,
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accident,  or  other  incapacity  from  properly performing his duties hereunder
(and, if required by the Company upon the furnishing of evidence satisfactory to the Company of such disability), the Company shall, during the continuance of his disability but only for the remaining term of this Agreement, pay the Executive his compensation payable under the provisions of Section 3 (above) and continue to provide the Executive all other benefits provided hereunder. As used herein, the term "disability" shall mean the complete and total inability

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of the Executive, due to illness, physical or comprehensive mental impairment to substantially perform all of his duties as described herein for a consecutive period of thirty (30) days or more.

     6.   Death.  In  the  event  of  the  death  of  the Executive, except with
          -----
respect to any benefits which have accrued and have not been paid to the Executive hereunder, the provisions of this Employment Agreement shall terminate immediately. However, the Executive's estate shall have the right to receive compensation due to the Executive as of and to the date of his death and, furthermore, to receive an additional amount equal to one-twelfth (1/12) of the Executive's annual compensation then in effect as specified in Section 3, above.

     7.   Severance  Pay.  In  the  event  that  the  Executive's  employment is
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terminated by the Company other than for Cause, whether during or after the term of this Agreement, the Executive shall be entitled to receive his then current compensation, payable at the Company's regular payment intervals, for a period of one year following the date of termination; provided, that if any of such payments would (i) constitute a "parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986 (the "Code") and (ii) but for this proviso be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the amount payable hereunder shall be reduced to the largest amount which the Executive determines would result in no portion of the payments hereunder being subject to the Excise Tax. If the Executive voluntarily resigns his employment hereunder, or if his employment is terminated for Cause, the Executive shall not be entitled to any severance pay or other compensation beyond the date of termination of his employment.

     8.   Covenant  Not  to Compete.  During  the  continuance of his employment
          --------------------------
by the Company and for a period of twenty-four (24) months after termination of his employment, the Executive shall not, anywhere in the United States, engage in any business which competes directly or indirectly with the Company.

     9.   Trade  Secrets  and Confidential Information.  During  his  employment
          --------------------------------------------
by the Company, and for a period of five years thereafter, the Executive shall not, directly or indirectly, use, disseminate, or disclose for any purpose other than for the purposes of the Company's business, any of the Company's confidential information or trade secrets, unless such disclosure is compelled in a judicial proceeding. Upon termination of his employment, all documents, records, notebooks, and similar repositories of records containing information relating to any trade secrets or confidential information then in the Executive's possession or control, whether prepared by him or by others, shall be left with the Company or returned to the Company upon its request.

     10.  Severability.  It  is  the  desire  and intent of the parties that the
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provisions  of  Sections  8  and  9  shall  be  enforced  to  the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular sentence or portion of either Section 8 or 9 shall be adjudicated to be invalid or unenforceable, the remaining portions of such section nevertheless shall continue to be valid and enforceable as though the invalid portions were not a part thereof. In the

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event  that  any of the provisions of Section 8 relating to the geographic areas of restriction or the period of restriction shall be deemed to exceed the maximum area or period of time which a court of competent jurisdiction would deem enforceable, the geographic areas and times shall, for the purposes of this Agreement, be deemed to be the maximum areas or time periods which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened.

     11.  Injunctive  Relief.  The  Executive  agrees  that any violation by him
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of  the agreements contained in sections 8 and 9 are likely to cause irreparable damage to the Company, and therefore agrees that if there is a breach or threatened breach by the Executive of the provisions of said sections, the Company shall be entitled to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

     12.  Miscellaneous.
          -------------

          (a)  Notices.  Any  notice  required  or  permitted  to be given under
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this  Agreement shall be directed to the appropriate party in writing and mailed or delivered, if to the Company, to P.O. Box 4114, 7301 South Peoria, Englewood, Colorado 80155 or to the Company's then principal office, if different, and if to the Executive, to P.O. Box 4114, 7301 South Peoria, Englewood, Colorado 80155 or to the Company's then principal office, if different.

          (b)  Binding Effect.  This  Agreement  is a personal service agreement
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and may not be assigned by the Company or the Executive, except that the Company may assign this Agreement to a successor by merger, consolidation, sale of assets or other reorganization. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

          (c)  Amendment.  This  Agreement  may  not  be  amended  except  by an
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instrument  in  writing  executed  by  each  of  the  parties  hereto.

          (d)  Applicable  Law.  This  Agreement  is  entered  into in the State
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of  Colorado  and for all purposes shall be governed by the laws of the State of
Colorado.

          (e)  Counterparts.  This  instrument  may  be  executed in one or more
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counterparts,  each  of  which  shall  be  deemed  an  original.

          (f)  Entire Agreement.  This  Agreement  supersedes  and  replaces all
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prior  agreements between the parties related to the employment of the Executive by  the  Company.


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
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            AIR  METHODS  CORPORATION



                                        By: /s/  George  Belsey
                                            ------------------------------------
                                            George  Belsey,  Chairman  and Chief
                                            Executive  Officer


                                            THE  EXECUTIVE:



                                            /s/ Neil  M.  Hughes
                                            ------------------------------------
                                            Neil  M.  Hughes

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